For Immediate Release

July 30, 2019

Cummins Announces Second Quarter Results

•	Second quarter revenues of $6.2 billion; GAAP[1] Net Income of $675 million

•	Second quarter EBITDA of 17.0 percent of sales; Diluted EPS of $4.27

•	Expects full year 2019 revenues to be flat, at the low end of our previous guidance

•	The company is maintaining its full year 2019 EBITDA guidance of 16.25 to 16.75 percent

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the second quarter of 2019.

Second quarter revenues of $6.2 billion increased 1 percent from the same quarter in 2018. Increased truck production in North America and stronger demand in North American power generation markets was partially offset by lower demand in oil and gas and international truck markets. Currency negatively impacted revenues by 2 percent primarily due to a stronger US dollar.

Second quarter sales in North America set a new record and improved by 7 percent while international revenues decreased by 6 percent. Sales in North America increased in all segments except Power Systems, which was negatively impacted by lower demand in oil and gas markets. International revenues declined primarily due to lower truck demand in China, Europe, Brazil, and India.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the second quarter were a record $1.1 billion, or 17.0 percent of sales, compared to $897 million or 14.6 percent of sales a year ago. Net income attributable to Cummins in the second quarter was $675 million ($4.27 per diluted share), compared to net income of $545 million ($3.32 per diluted share).

“We achieved record revenues, EBITDA, and operating cash flow in the first half of 2019, extending our track record of raising performance cycle over cycle,” said Chairman and CEO Tom Linebarger. “While we do expect to see a moderation in demand in the second half of the year, our financial strength combined with our diversified geographic and end market exposure will enable us to generate strong profits, continue to invest in future growth, and return cash to shareholders.”

2019 Outlook:

Cummins now expects 2019 revenue to be flat, which places the forecast at the low end of our previous guidance range of flat to 4 percent.  This lower outlook is driven by reduced truck demand in international markets, moderating parts demand in North America, and the impact of a stronger US dollar. The company continues to expect EBITDA to be in the range of 16.25 to 16.75 percent of sales and plans to return 75 percent of Operating Cash Flow to shareholders in the form of dividends and share repurchases.

Our outlook does not include any potential impact of the company’s review of its emission certification process and compliance with emissions standards or acquisition of Hydrogenics.

Second Quarter 2019 Highlights:

•	The Board of Directors approved a 15 percent increase in the Company's quarterly cash dividend from $1.14 per share to $1.311 per share

•
Cummins entered into a definitive agreement to acquire the majority of shares of fuel cell systems provider Hydrogenics Corporation. The agreement is subject to customary closing conditions and Hydrogenics’ shareholder approval

•	Cummins and Gillig announced that the GILLIG zero-emission battery electric bus, powered by Cummins, is now available for commercial orders by customers

Second quarter 2019 detail (all comparisons to same period in 2018)

Engine Segment

•	Sales - $2.7 billion, flat versus prior year

•	Segment EBITDA - $416 million, or 15.4 percent of sales, compared to $362 million or 13.4 percent of sales

•	On-highway revenues increased 2 percent and off-highway revenues decreased by 7 percent

•	North America revenues increased by 7 percent due to higher demand in on-highway markets while international revenues declined 15 percent primarily due to lower demand in China

Distribution Segment

•	Sales - $2.0 billion, up 2 percent

•	Segment EBITDA - $172 million, or 8.5 percent of sales, compared to $145 million or 7.3 percent of sales

•	Revenues in North America increased by 2 percent and international sales were flat

•
Strong demand for power generation equipment in North America, especially data centers, was partially offset by lower demand in oil and gas markets and the unfavorable impact from a stronger US dollar, which impacted sales by 2 percent

Components Segment

•	Sales - $1.8 billion, down 2 percent

•	Segment EBITDA - $297 million, or 16.1 percent of sales, compared to $237 million or 12.6 percent of sales

•	Revenues in North America increased by 5 percent due to higher heavy and medium-duty truck production while international sales declined by 12 percent due to lower demand in Europe, China, and India

Power Systems Segment

•	Sales - $1.2 billion, down 3 percent

•	Segment EBITDA - $173 million, or 14.4 percent of sales, compared to $186 million or 14.9 percent of sales

•	Industrial revenues decreased 11 percent due to lower demand in North America oil and gas and global mining markets while power generation revenues were flat

Electrified Power Segment

•	Sales - $8 million

•	Segment EBITDA loss - $33 million

1 Generally Accepted Accounting Principles

About Cummins
Cummins Inc., a global technology leader, is a corporation of complementary business segments designing, manufacturing, distributing and servicing a broad portfolio of power solutions. The company’s products range from diesel and natural gas engines to hybrid and electric platforms, as well as related technologies, including transmissions, battery systems, fuel systems, controls, air handling, filtration, emission solutions, and electrical power generation systems. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 62,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves customers in approximately 190 countries and territories through a network of approximately 600 company-owned and independent distributor locations, and over 7,600 dealer locations. In 2018, the company earned about $2.1 billion on sales of $23.8 billion. See how Cummins is powering a world that’s Always On by accessing news releases and more information at https://www.cummins.com/always-on. Follow Cummins on Twitter at www.twitter.com/cummins and on YouTube at www.youtube.com/cumminsinc.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA percentage for the full year of 2019. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emissions standards; a sustained slowdown or significant downturn in our markets; changes in the engine outsourcing practices of significant customers; the development of new technologies that reduce demand for our current products and services; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emissions standards around the world; product recalls; policy changes in international trade; the United Kingdom's (U.K.) decision to end its membership in the European Union; lower than expected acceptance of new or existing products or services; a slowdown in infrastructure development and/or depressed commodity prices; supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers; exposure to potential security breaches or other disruptions to our information technology systems and data security; a major customer experiencing financial distress; the actions of, and income from, joint ventures and other investees that we do not directly control; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; foreign currency exchange rate changes; variability in material and commodity costs; political, economic and other risks from operations in numerous countries; changes in taxation; global legal and ethical compliance costs and risks; aligning our capacity and production with our demand; product liability claims; increasingly stringent environmental laws and regulations; future bans or limitations on the use of diesel-powered products; the price and availability of energy; the performance of our pension plan assets and volatility of discount rates; labor relations; changes in accounting standards; our sales mix of products; protection and validity of our patent and other intellectual property rights; the outcome of pending and future litigation and governmental proceedings; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2018 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.
Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release, and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.
Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at  www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	June 30, 2019	July 1, 2018
NET SALES	$6,221	$6,132
Cost of sales	4,580	4,692
GROSS MARGIN	1,641	1,440
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	629	613
Research, development and engineering expenses	251	219
Equity, royalty and interest income from investees	96	110
Other operating income (expense), net	(9)	4
OPERATING INCOME	848	722
Interest income	12	10
Interest expense	29	28
Other income, net	40	11
INCOME BEFORE INCOME TAXES	871	715
Income tax expense	186	161
CONSOLIDATED NET INCOME	685	554
Less: Net income attributable to noncontrolling interests	10	9
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$675	$545

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$4.29	$3.33
Diluted	$4.27	$3.32

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	157.4	163.8
Diluted	158.0	164.3

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Six months ended
In millions, except per share amounts	June 30, 2019	July 1, 2018
NET SALES	$12,225	$11,702
Cost of sales	9,052	9,062
GROSS MARGIN	3,173	2,640
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,222	1,190
Research, development and engineering expenses	488	429
Equity, royalty and interest income from investees	188	225
Other operating income (expense), net	(4)	6
OPERATING INCOME	1,647	1,252
Interest income	24	17
Interest expense	61	52
Other income, net	106	21
INCOME BEFORE INCOME TAXES	1,716	1,238
Income tax expense	362	359
CONSOLIDATED NET INCOME	1,354	879
Less: Net income attributable to noncontrolling interests	16	9
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$1,338	$870

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$8.51	$5.30
Diluted	$8.47	$5.27

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	157.3	164.3
Diluted	157.9	165.0

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	June 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$1,397	$1,303
Marketable securities	335	222
Total cash, cash equivalents and marketable securities	1,732	1,525
Accounts and notes receivable, net	4,179	3,866
Inventories	3,896	3,759
Prepaid expenses and other current assets	643	668
Total current assets	10,450	9,818
Long-term assets
Property, plant and equipment, net	4,077	4,096
Investments and advances related to equity method investees	1,274	1,222
Goodwill	1,125	1,126
Other intangible assets, net	901	909
Pension assets	960	929
Other assets	1,467	962
Total assets	$20,254	$19,062

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$2,991	$2,822
Loans payable	119	54
Commercial paper	434	780
Accrued compensation, benefits and retirement costs	465	679
Current portion of accrued product warranty	809	654
Current portion of deferred revenue	505	498
Other accrued expenses	920	852
Current maturities of long-term debt	46	45
Total current liabilities	6,289	6,384
Long-term liabilities
Long-term debt	1,624	1,597
Pensions and other postretirement benefits	522	532
Accrued product warranty	663	740
Deferred revenue	726	658
Other liabilities	1,234	892
Total liabilities	$11,058	$10,803

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.4 and 222.4 shares issued	$2,307	$2,271
Retained earnings	13,897	12,917
Treasury stock, at cost, 64.6 and 64.4 shares	(6,082)	(6,028)
Common stock held by employee benefits trust, at cost, 0.3 and 0.4 shares	(4)	(5)
Accumulated other comprehensive loss	(1,840)	(1,807)
Total Cummins Inc. shareholders’ equity	8,278	7,348
Noncontrolling interests	918	911
Total equity	$9,196	$8,259
Total liabilities and equity	$20,254	$19,062

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Six months ended
In millions	June 30, 2019	July 1, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$1,354	$879
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	315	308
Deferred income taxes	17	(21)
Equity in income of investees, net of dividends	(43)	(163)
Pension contributions (in excess of) under expense, net	(45)	25
Other postretirement benefits payments in excess of expense, net	(10)	—
Stock-based compensation expense	28	28
Gain on corporate owned life insurance	(55)	—
Foreign currency remeasurement and transaction exposure	46	(21)
Changes in current assets and liabilities
Accounts and notes receivable	(312)	(555)
Inventories	(125)	(475)
Other current assets	15	(42)
Accounts payable	148	442
Accrued expenses	(194)	94
Changes in other liabilities	120	5
Other, net	(39)	(31)
Net cash provided by operating activities	1,220	473

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(242)	(186)
Investments in internal use software	(34)	(35)
Investments in and advances to equity investees	(18)	(15)
Investments in marketable securities—acquisitions	(259)	(143)
Investments in marketable securities—liquidations	153	116
Cash flows from derivatives not designated as hedges	(26)	(9)
Other, net	15	36
Net cash used in investing activities	(411)	(236)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (payments) borrowings of commercial paper	(346)	504
Payments on borrowings and finance lease obligations	(17)	(33)
Net borrowings (payments) under short-term credit agreements	57	(1)
Distributions to noncontrolling interests	(13)	(11)
Dividend payments on common stock	(358)	(355)
Repurchases of common stock	(100)	(379)
Other, net	66	22
Net cash used in financing activities	(711)	(253)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(4)	(35)
Net increase (decrease) in cash and cash equivalents	94	(51)
Cash and cash equivalents at beginning of year	1,303	1,369
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,397	$1,318

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	In millions	Engine	Distribution	Components	Power Systems	Electrified Power	Total Segments	Intersegment Eliminations (1)	Total
	Three months ended June 30, 2019
	External sales	$2,073	$2,015	$1,401	$724	$8	$6,221	$—	$6,221
	Intersegment sales	630	13	445	479	—	1,567	(1,567)	—
	Total sales	2,703	2,028	1,846	1,203	8	7,788	(1,567)	6,221
	Research, development and engineering expenses	88	7	75	57	24	251	—	251
	Equity, royalty and interest income from investees	62	12	11	11	—	96	—	96
	Interest income	4	4	2	2	—	12	—	12
	Segment EBITDA	416	172	297	173	(33)	1,025	33	1,058
	Depreciation and amortization (2)	51	28	47	30	2	158	—	158

	EBITDA as a percentage of total sales	15.4%	8.5%	16.1%	14.4%	NM	13.2%		17.0%

	Three months ended July 1, 2018
	External sales	$2,050	$1,988	$1,402	$691	$1	$6,132	$—	$6,132
	Intersegment sales	646	6	485	555	—	1,692	(1,692)	—
	Total sales	2,696	1,994	1,887	1,246	1	7,824	(1,692)	6,132
	Research, development and engineering expenses	76	5	62	60	16	219	—	219
	Equity, royalty and interest income from investees	67	11	14	18	—	110	—	110
	Interest income	3	3	2	2	—	10	—	10
	Segment EBITDA	362	145	237	186	(21)	909	(12)	897
	Depreciation and amortization (2)	47	27	47	32	1	154	—	154

	EBITDA as a percentage of total sales	13.4%	7.3%	12.6%	14.9%	NM	11.6%		14.6%

"NM" - not meaningful information
(1)
Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended June 30, 2019 and July 1, 2018.

(2)
Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." A portion of depreciation expense is included in "Research, development and engineering expense."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	In millions	Engine	Distribution	Components	Power Systems	Electrified Power	Total Segments	Intersegment Eliminations (1)	Total
	Six months ended June 30, 2019
	External sales	$4,057	$4,008	$2,802	$1,347	$11	$12,225	$—	$12,225
	Intersegment sales	1,299	21	905	933	—	3,158	(3,158)	—
	Total sales	5,356	4,029	3,707	2,280	11	15,383	(3,158)	12,225
	Research, development and engineering expenses	166	14	150	113	45	488	—	488
	Equity, royalty and interest income from investees	118	23	21	26	—	188	—	188
	Interest income	8	8	4	4	—	24	—	24
	Segment EBITDA	854	343	622	311	(62)	2,068	23	2,091
	Depreciation and amortization (2)	101	57	93	59	4	314	—	314

	EBITDA as a percentage of total sales	15.9%	8.5%	16.8%	13.6%	NM	13.4%		17.1%

	Six months ended July 1, 2018
	External sales	$3,863	$3,835	$2,715	$1,286	$3	$11,702	$—	$11,702
	Intersegment sales	1,279	12	925	1,034	—	3,250	(3,250)	—
	Total sales	5,142	3,847	3,640	2,320	3	14,952	(3,250)	11,702
	Research, development and engineering expenses	155	10	124	117	23	429	—	429
	Equity, royalty and interest income from investees	134	24	30	37	—	225	—	225
	Interest income	5	5	3	4	—	17	—	17
	Segment EBITDA	648	268	464	328	(31)	1,677	(80)	1,597
	Depreciation and amortization (2)	96	54	93	62	2	307	—	307

	EBITDA as a percentage of total sales	12.6%	7.0%	12.7%	14.1%	NM	11.2%		13.6%

"NM" - not meaningful information
(1)
Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the six months ended June 30, 2019 and July 1, 2018.

(2)
Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Income as "Interest expense." The amortization of debt discount and deferred costs was $1 million and $1 million for the six months ended June 30, 2019 and July 1, 2018, respectively. A portion of depreciation expense is included in "Research, development and engineering expense."

CUMMINS INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended		Six months ended
In millions	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Total EBITDA	$1,058	$897	$2,091	$1,597
Less:
Depreciation and amortization	158	154	314	307
Interest expense	29	28	61	52
Income before income taxes	$871	$715	$1,716	$1,238

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Six months ended
In millions	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Manufacturing entities
Beijing Foton Cummins Engine Co., Ltd.	$20	$24	$41	$45
Dongfeng Cummins Engine Company, Ltd.	16	17	30	34
Chongqing Cummins Engine Company, Ltd.	10	15	22	32
All other manufacturers	28	34	55	70
Distribution entities
Komatsu Cummins Chile, Ltda.	7	6	13	13
All other distributors	—	—	(1)	—
Cummins share of net income	81	96	160	194
Royalty and interest income	15	14	28	31
Equity, royalty and interest income from investees	$96	$110	$188	$225

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, noncontrolling interests, depreciation and amortization (EBITDA)

We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard for financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended		Six months ended
In millions	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net income attributable to Cummins Inc.	$675	$545	$1,338	$870

Net income attributable to Cummins Inc. as a percentage of net sales	10.9%	8.9%	10.9%	7.4%

Add:
Net income attributable to noncontrolling interests	10	9	16	9
Consolidated net income	685	554	1,354	879

Add:
Interest expense	29	28	61	52
Income tax expense	186	161	362	359
Depreciation and amortization	158	154	314	307
EBITDA	$1,058	$897	$2,091	$1,597

EBITDA as a percentage of net sales	17.0%	14.6%	17.1%	13.6%

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Net income and diluted earnings per share (EPS) attributable to Cummins Inc. excluding special discrete tax items

We believe these are useful measures of our operating performance for the periods presented as they illustrate our operating performance without regard to other discrete tax adjustments. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles net income and diluted EPS attributable to Cummins Inc. to net income and diluted EPS attributable to Cummins Inc. excluding special discrete tax items for the following periods:

	Three months ended
	June 30, 2019		July 1, 2018
In millions, except per share amounts	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income and diluted EPS attributable to Cummins Inc.	$675	$4.27	$545	$3.32
Special discrete tax items	—	—	(4)	(0.03)
Net income and diluted EPS attributable to Cummins Inc. excluding special discrete tax items	$675	$4.27	$541	$3.29

		Six months ended
		June 30, 2019		July 1, 2018
	In millions, except per share amounts	Net Income	Diluted EPS	Net Income	Diluted EPS
	Net income and diluted EPS attributable to Cummins Inc.	$1,338	$8.47	$870	$5.27
	Special discrete tax items (1)	—	—	74	0.45
	Net income and diluted EPS attributable to Cummins Inc. excluding special discrete tax items	$1,338	$8.47	$944	$5.72

(1)
Our effective tax rate for the six months ended July 1, 2018, was 29.0 percent and contained $74 million, or $0.45 per share, of unfavorable discrete tax items, primarily related to a Tax Legislation adjustment of $80 million. This includes $45 million associated with changes related to the Tax Legislation measurement period adjustment and $35 million associated with the one-time recognition of deferred tax charges at historical tax rates on intercompany profit in inventory.

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$979	$970	$—	$—	$1,949
Medium-duty truck and bus	721	739	—	—	1,460
Light-duty automotive	382	480	—	—	862
Off-highway	571	514	—	—	1,085
Total sales	$2,653	$2,703	$—	$—	$5,356

2018
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$815	$920	$958	$959	$3,652
Medium-duty truck and bus	692	777	699	687	2,855
Light-duty automotive	402	444	517	456	1,819
Off-highway	537	555	552	596	2,240
Total sales	$2,446	$2,696	$2,726	$2,698	$10,566
Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2019
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,900	35,000	—	—	68,900
Medium-duty	79,000	76,400	—	—	155,400
Light-duty	56,400	64,100	—	—	120,500
Total units	169,300	175,500	—	—	344,800

2018
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	26,600	32,000	34,600	35,300	128,500
Medium-duty	74,000	83,500	76,000	77,600	311,100
Light-duty	61,900	68,500	76,800	66,200	273,400
Total units	162,500	184,000	187,400	179,100	713,000

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$844	$833	$—	$—	$1,677
Power generation	403	427	—	—	830
Engines	391	395	—	—	786
Service	363	373	—	—	736
Total sales	$2,001	$2,028	$—	$—	$4,029

2018
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$808	$817	$800	$809	$3,234
Power generation	326	346	359	455	1,486
Engines	367	461	400	406	1,634
Service	352	370	372	380	1,474
Total sales	$1,853	$1,994	$1,931	$2,050	$7,828
Component Segment Sales by Product Line
Sales for our Components segment by product line were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$854	$828	$—	$—	$1,682
Turbo technologies	335	319	—	—	654
Filtration	325	331	—	—	656
Electronics and fuel systems	198	212	—	—	410
Automated transmissions	149	156	—	—	305
Total sales	$1,861	$1,846	$—	$—	$3,707

2018
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$775	$841	$769	$792	$3,177
Turbo technologies	340	355	317	331	1,343
Filtration	320	324	308	313	1,265
Electronics and fuel systems	201	226	210	201	838
Automated transmissions	117	141	150	135	543
Total sales	$1,753	$1,887	$1,754	$1,772	$7,166

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$567	$668	$—	$—	$1,235
Industrial	420	432	—	—	852
Generator technologies	90	103	—	—	193
Total sales	$1,077	$1,203	$—	$—	$2,280

2018
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$571	$666	$636	$713	$2,586
Industrial	414	483	380	386	1,663
Generator technologies	89	97	91	100	377
Total sales	$1,074	$1,246	$1,107	$1,199	$4,626
High-horsepower unit shipments by engine classification were as follows:

2019
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	2,300	—	—	4,400
Industrial	1,600	1,600	—	—	3,200
Total units	3,700	3,900	—	—	7,600

2018
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	2,300	2,400	2,300	9,100
Industrial	1,700	2,100	1,900	1,900	7,600
Total units	3,800	4,400	4,300	4,200	16,700